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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2001 travelbyus, Inc.
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             (Exact name of registrant as specified in its charter)




             Texas                          0-10124             75-2631373

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(State or other jurisdiction of        (Commission File         (IRS Employer
         incorporation)                     Number)          Identification No.)
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700 North Pearl Street, Suite 2170, Dallas, Texas                       75201
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    (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:           (214) 922-8100
                                                       -------------------------

                              Aviation Group, Inc.
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          (Former name or former address, if changed from last report)





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Item 2.  Acquisition or Disposition of Assets

         On January 25, 2001, travelbyus, Inc., formerly known as Aviation Group, Inc., a Texas corporation (the "Registrant"), completed a statutory arrangement (the "Arrangement") in accordance with Ontario, Canada law pursuant to which travelbyus.com ltd., an Ontario corporation ("travelbyus.com"), was acquired by Travelbyus Canada Holdings Ltd., formerly known as Aviation Group
Canada Limited, a Canadian subsidiary of the Registrant (the "Canadian Subsidiary"). In connection with the consummation of the Arrangement, on January 24, 2001, the Registrant also changed its name from Aviation Group, Inc. to its current name, effected a one-for-five reverse split of its common stock (the "Reverse Split") and increased its authorized number of shares of common stock from 10,000,000 to 250,000,000.

         As part of the Arrangement, the outstanding common shares of travelbyus.com were converted into exchangeable shares of travelbyus.com on a one-for-one basis. The Canadian Subsidiary became the sole holder of the common shares of travelbyus.com, which as a result is now considered an indirect subsidiary of the Registrant. The separate existence of travelbyus.com as an Ontario corporation will continue until there are no longer any outstanding exchangeable shares. Holders of exchangeable shares will be entitled to receive, subject to applicable law, dividends equivalent to all dividends paid on the Registrant's common stock and will also be entitled to participate in any liquidation of the Registrant through an automatic exchange right. The Registrant, the Canadian Subsidiary, travelbyus.com and Montreal Trust Company of Canada, as trustee for the exchangeable shareholders, have entered into a voting and exchange trust agreement. Under that agreement, the Registrant has issued a special voting share to the trustee for the benefit of the holders of the exchangeable shares. The special voting share has a number of votes equal to the number of outstanding exchangeable shares divided by five. These votes may be cast at any meeting at which the Registrant's shareholders are entitled to vote. An exchangeable shareholder may instruct the trustee how to vote the special voting share with respect to the exchangeable shares held by that holder.

         Under the terms of the exchangeable shares and related agreements, every five exchangeable shares are exchangeable, at the holder's election, into one share of the Registrant's common stock. Any remaining exchangeable shares not previously exchanged will automatically be exchanged into the Registrant's common stock on January 1, 2003, or earlier upon the occurrence of certain events. Each share of common stock of the Registrant that was outstanding prior to the Arrangement remains outstanding and unchanged by the Arrangement, except that every five shares now represents one share in accordance with the Reverse Split.

         The combined companies will account for the transaction under the purchase method of accounting as if travelbyus.com had acquired the Registrant and had recapitalized under the capital structure of the Registrant. Accordingly, the combined company will record the assets and liabilities of the Registrant as being acquired by travelbyus.com in the Arrangement.

         In connection with the consummation of the Arrangement, the composition of the Registrant's Board of Directors was changed. The new Board of Directors of the Registrant consists of Bill Kerby, Lee B. Sanders, Hank Clements, Alan Thompson, Michael Farrugia, John Fenyes and John Craig. Richard Morgan, Gordon Whitener and Charles Weed have resigned from the Board. All of the directors, except Hank Clements and Lee Sanders, are members of the Board of Directors of



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travelbyus.com. Messrs. Thompson, Farrugia and Craig were newly appointed to the
Registrant's Board at the consummation of the Arrangement.

         The  exchange  agent for the  Arrangement,  Montreal  Trust  Company of
Canada, has mailed to travelbyus.com shareholders a form of letter of transmittal and instructions for use in exchanging travelbyus.com common share certificates for exchangeable share certificates. A travelbyus.com shareholder must surrender the holder's share certificates, together with a signed letter of transmittal, in order to receive in exchange a certificate or certificates representing the whole exchangeable shares to which the shareholder is entitled. The letter of transmittal also contains an election form where a travelbyus.com shareholder may elect to exchange the holder's exchangeable shares for shares of Registrant's common stock.

         travelbyus.com is an integrated travel company which provides travel services via the Internet, through 1-800 call centers and through traditional travel agencies. Prior to the Arrangement travelbyus.com owned, and continues to own, 500 shares of the Registrant's Series B preferred stock. Prior to the Arrangement, William Kerby, a director and Chief Executive Officer of travelbyus.com, also served as a director, Chief Executive Officer and President of the Registrant since March 2000. In addition, prior to the Arrangement, John Fenyes, a director and Executive Vice President for travelbyus.com, also served as a director of the Registrant since May 2000. Messrs. Kerby and Fenyes were also common shareholders in travelbyus.com.

Item 5.  Other Events

         On November 9, 2000, travelbyus.com ltd. announced that it had signed a letter of intent with Amadeus NMC Holding, Inc. In the letter, Amadeus stated that it intended to make a strategic equity investment in travelbyus.com. The Registrant now expects that, as a result of the Arrangement, any investment by Amadeus would be made in the Registrant. Amadeus is one of the leading global distribution systems in the travel industry. The Registrant expects that, in connection with the purchase of this minority ownership position, an Amadeus representative will join the Registrant's Board of Directors. travelbyus.com also expects to become a value added reseller offering integrated technology from travelbyus.com with Amadeus' global distribution system services. travelbyus.com's Web site has, since inception, used the booking technology of Amadeus for making travel reservations. Amadeus has no binding commitment to invest in the Registrant, and no investment by Amadeus can be assured.

         In late December 2000, travelbyus.com borrowed $2.0 million from Amadeus NMC Holding, Inc. This loan bears interest at 8% per year and is repayable in eight equal installments payable quarterly commencing on March 31, 2001 and with a final installment due November 30, 2002. The loan is convertible into travelbyus.com common shares at any time at a conversion price equal to the weighted average trading price for the common shares or exchanageable shares on The Toronto Stock Exchange for the greater of one day and the 10 days prior to the date of delivery of the conversion notice. The balance of the loan will be automatically converted into common shares or exchangeable shares of travelbyus.com if and when Amadeus makes an equity investment in travelbyus.com. travelbyus.com's chief executive officer, Bill Kerby, pledged 6,083,334 common shares in travelbyus.com that were beneficially owned by him to secure this loan.



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       On November 13, 2000,  travelbyus.com  announced the  completion  of  the integration of the ITA software into its Web site. This software facilitates the search through the Web site for the lowest airfares and significantly enhances and simplifies the Web site booking capabilities for airline tickets.

       In connection with the completion of the Arrangement on January 24, 2001, 2001, the Registrant's Articles of Incorporation were amended to increase the number of authorized shares of its common stock to 250,000,000, to change its name to "travelbyus, Inc." and to effect a one-for-five reverse split of its common stock. The newly consolidated common stock of the Registrant commenced trading on The Nasdaq SmallCap Market on January 25, 2001. The new symbol is "TRIP" for its common stock and "TRIPW" for its publicly-traded warrants. Per Nasdaq listing qualifications, the Registrant's "TRIP" common stock must trade above the required initial $4.00 bid price for a period following the commencement of trading or imperil its listing status on the Nasdaq exchange for failure to meet this minimum bid price standard. Management has requested a hearing with Nasdaq regarding this potential event, and is also considering listing its shares on additional American exchanges. To date, the Registrant's common stock has not traded at the required minimum bid price level. If this problem persists, management intends to work to secure additional domestic listings to assist in providing shareholders with an orderly market for their shares. The Registrant's securities continue to be listed for trading on the Boston Stock Exchange under the symbols "TBY" and "TBYW".

       In late December 2000, travelbyus.com executed agreements relating to a $2.5 million loan from DCM Asylum LLC, of which $1.0 million was funded to travelbyus.com in October 2000. This loan matures on the earlier of February 15, 2001 or the date of funding of an equity contribution by Amadeus NMC Holding, Inc. The loan bears interest at 12% annually. In connection with the loan, travelbyus.com issued warrants to purchase 250,000 of its common shares at an exercise price of $2.00 per share expiring in December 2005. The loan is secured by security interests in 150 shares of Series B preferred stock owned by travelbyus.com and essentially all of the assets of Mr. Cheaps Travel, Ltd., Gotham Media Group, Ltd. and travelbyus-Travel Magazine Incorporated, which are subsidiaries of travelbyus.com

       In late December 2000, travelbyus.com entered into a loan transaction with DCM/KG LLC to borrow $1.5 million. The loan bears interest at 12% per year and matures on the earlier of February 5, 2001 and the date following completion of an equity investment by Amadeus NMC Holding, Inc. in travelbyus.com or the Registrant. The loan is secured by the guaranty of Travelbyus Cruise Operations, Inc. and Cheap Seats, Inc., which are subsidiaries of travelbyus.com, and the grant of a security interest on essentially all of the assets of Cruise Shoppes and Cheap Seats. In connection with the loan, travelbyus.com granted warrants to purchase 300,000 common shares at an exercise price of $1.00 per share expiring on December 29, 2003. The loan is also convertible at the option of the lender into common shares of travelbyus.com at a conversion price of $1.00 per common share. If the conversion right is exercised after completion of the Arrangement, the conversion price is the lesser of $1.00 per exchangeable share or the seven-day weighted average trading price of the Registrant's common stock, calculated on a pre-reverse stock split basis, plus a premium of 5%.

         In early January 2001, travelbyus.com borrowed $1.0 million from Aberdeen Strategic Capital LP. This loan bears interest at 12% per year and matures on February 29, 2001. In connection with the loan, travelbyus.com granted warrants to purchase 200,000 common shares at an exercise price of $1.00 per share expiring on December 29, 2003. The loan is secured by the guaranty of Cheap



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Seats, Inc. and a security interest in essentially all the assets of Cheap Seats and Travelbyus Cruise Operations Inc., which are subsidiaries of travelbyus.com. The loan is convertible into common shares of travelbyus.com at a conversion price of $1.00 per common share. If the conversion right is exercised after completion of the Arrangement, the conversion price is the lesser of $1.00 per exchangeable share or the seven-day weighted average trading price of the Registrant's common stock, calculated on a pre-reverse stock split basis, plus a premium of 5%.

         The  Registrant  and   travelbyus.com  are  working  to  refinance  the
foregoing debts through new equity or debt issuances, or a combination, including an equity investment by Amadeus. There can be no assurance that these efforts will be successful.

         On February 5, 2001, Registrant announced the imminent release of its SiteRabbit(TM) technology that provides for improved targeted marketing to consumers through business-to-business channels.

Item 7.  Financial Statements and Exhibits

          (a) Financial Statements of the Businesses Acquired The audited financial statements of travelbyus.com required by this Item 7(a) are not yet available. The Registrant expects that the audited financial statements of travelbyus.com will be completed and filed by amendment to this Form 8-K Current Report within 60 days after the date of filing of this Form 8-K Current Report.

          (b) Pro Forma Financial Information. The pro forma financial statements of the Registrant required by this Item 7(b) are not yet available. The Registrant expects that the pro forma financial statements will be completed and filed by amendment to this Form 8-K Current Report not later than 60 days after the date of filing of this Form 8-K Current Report.

          (c)  Exhibits.

               None.


Item 8.  Change in Fiscal Year

         Effective as of January 24, 2001, the fiscal year end of the Registrant has changed from June 30 to September 30, which is the fiscal year end for travelbyus.com. Because the Arrangement will be accounted for as an acquisition of the Registrant by travelbyus.com, the historical consolidated financial statements of travelbyus.com will be deemed to be the consolidated financial statements of the Registrant going forward. Accordingly, no transition report will be required to be filed.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRAVELBYUS, INC.



Dated as of February 7, 2001.           By:    /s/   Richard L. Morgan
                                               ---------------------------------
                                               Richard L. Morgan, Executive Vice
                                               President